VENTURES-NATIONAL INCORPORATED D/B/A TITAN GENERAL HOLDINGS, INC.
2 Industrial Way Amesbury MA 01913
March 30, 2004
George J. Mazin, Esq Dechert LLP 30 Rockefeller Plaza New York, New York 10012
RE: Ventures-National Incorporated D/B/A Titan General Holdings, Inc.. - Escrow Release Gross Escrow Deposit: $750,000
Dear Mr. Mazin:
                    These instructions are given to you pursuant to a Funds Escrow Agreement among Ventures-National Incorporated D/B/A Titan General Holdings, Inc. (the "Company"), Laurus Master Fund, Ltd., and Dechert LLP as Escrow Agent. Subject to the terms set forth below, you are instructed to disburse or allocate $750,000 of the investor's funds received by you to and on the Company's behalf as follows:

      1.           $683,500 - the Company pursuant to the following wire instructions:

                     Bank: Citizens Bank
                     One Citizens Drive
                     Riverside, RI 02915
                     ABA#: 011500120

                     For Credit to: Titan PCB East, Inc. Account #: 3304008928

2. $27,000 - Laurus Capital Management, L.L.C. (management fees) North Fork Bank New York, NY 10022 ABA Number: 021-407912 For Credit to: Laurus Capital Management, L.L.C. Account Number: 2774045278
       3.          $25,000 - Laurus Capital Management, L.L.C. (due diligence and legal fees:)

                    North Fork Bank
                    New York, NY 10022
                    ABA Number: 021-407912

                    For Credit to: Laurus Capital Management, L.L.C.
                    Account Number: 2774045278

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4. $13,500 - Sichenzia Ross Friedman Ference LLP HSBC Bank USA New York, NY 10022 AC of Sichenzia Ross Friedman Ference LLP AC# 629034133 ABA# 021001088
5. $1,500 - Dechert LLP (escrow agent fee)
                                                                     Very truly yours,

                                                                     VENTURES-NATIONAL INCORPORATED
                                                                     D/B/A TITAN GENERAL HOLDINGS, INC.

                                                                     By:   /s/ Daniel D. Guimond
                                                                     Name: Daniel D. Guimond
                                                                     Title: Chief Financial Officer

Accepted and Agreed:

Laurus Master Fund, Ltd.

 /s/ David Grin
 Name: David Grin
 Title: Partner/Fund Manager